                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                         ____________________________

                               FORM 8-K/A NO. 1
                      TO FORM 8-K DATED OCTOBER 2, 1994


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     ----------------------------------------------------------------------


                         FABRI-CENTERS OF AMERICA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Date of Report                                                December 12, 1994
- - -------------------------------------------------------------------------------


       Ohio                       1-6695                        34-0720629
- - -------------------------------------------------------------------------------
  (State or other              (Commission                    (IRS Employer
  jurisdiction of              File Number)                 Identification No.)
  incorporation)



5555 Darrow Road, Hudson, Ohio                                     44236
- - -------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code             (216) 656-2600
                                                               --------------


(Former name or former address, if changed since last report)  Not applicable
                                                               --------------


     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated October 2, 1994 as set forth in the pages attached hereto:

(List all such items, financial statements, exhibits or other portions amended)

                                    Item 7
                                Exhibit 10(a)



     The Exhibit Index is located on sequential page 4.




                            Sequential Page 1 of 126

      Pursuant to Item 7(a)(4) and Item 7(b)(2) of Form 8-K as promulgated by the Securities and Exchange Commission, the registrant is hereby providing the financial statements and pro forma financial information required by
Item 7 of Form 8-K by this amendment to the registrant's Current Report on Form 8-K dated October 2, 1994.


Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Financial statements of acquired business

       Condensed Balance Sheet (unaudited) as of July 30, 1994  . . . . . . . .   F-1
       Condensed Statements of Income and Net Investment in Division
         (unaudited) for the fiscal six month periods ended July 30, 1994
         and July 31, 1993  . . . . . . . . . . . . . . . . . . . . . . . . . .   F-2
       Condensed Statements of Cash Flow (unaudited) for the fiscal
         six month periods ended July 30, 1994 and July 31, 1993  . . . . . . .   F-3
       Notes to Condensed Financial Statements (unaudited)  . . . . . . . . . .   F-4
       Report of Independent Auditors (Ernst & Young LLP) . . . . . . . . . . .   F-5
       Balance Sheets as of January 29, 1994 and January 30, 1993 . . . . . . .   F-6
       Statements of Income and Net Investment in Division for the
         fiscal years ended January 29, 1994 and January 30, 1993 . . . . . . .   F-7
       Statements of Cash Flow for the fiscal years ended January 29, 1994
          and January 30, 1993  . . . . . . . . . . . . . . . . . . . . . . . .   F-8
       Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . .   F-9

(b)    Pro forma financial information

       Introduction to Pro Forma Combined Financial Statements (unaudited)  . .   P-1
       Pro Forma Combined Balance Sheet (unaudited) as of July 30, 1994   . . .   P-2
       Pro Forma Combined Statements of Income (unaudited)
         for the twenty-six weeks ended July 30, 1994 . . . . . . . . . . . . .   P-3
       Pro Forma Combined Statements of Income (unaudited) for
         the fiscal year ended January 29, 1994 . . . . . . . . . . . . . . . .   P-4
       Notes to Pro Forma Combined Financial Statements (unaudited) . . . . . .   P-5

(c)    Exhibits

       See the Exhibit Index at sequential page 4 of this report.


                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          FABRI-CENTERS OF AMERICA, INC.

DATE: December 12, 1994                   /s/   Alan Rosskamm
                                                _________________________________
                                          BY:   Alan Rosskamm
                                                Chairman, President and Chief
                                                Executive Officer





                                          /s/   Robert Norton
                                                _________________________________
                                          BY:   Robert Norton
                                                Vice Chairman and Chief Financial
                                                Officer



                         FABRI-CENTERS OF AMERICA, INC.

              FORM 8-K/A No. 1 AMENDMENT TO APPLICATION OR REPORT

                                 EXHIBIT INDEX



       Exhibit No.            Description                                   Page No.
       -----------            -------------                                 --------
           10(a)        Credit Agreement dated as of September 30,               25
                        1994 among Fabri-Centers of America, Inc.
                        as borrower, the Banks which are Signatories
                        thereto and Society National Bank, as Agent.

           10(b)        Form of Employment Agreement between the                  *
                        Registrant and each of the following Executive
                        Official Officers: Alan Rosskamm, Robert
                        Norton, Donald Richey and Jane Aggers

           23           Consent of Independent Auditors (Ernst &                126
                        Young LLP)

  * Incorporated by reference to an Exhibit in the Registrant's Form 8-K filed with the Commission on December 1, 1993



                   CLOTH WORLD DIVISION OF BROWN GROUP, INC.
                            CONDENSED BALANCE SHEET
                                  (Unaudited)


Thousands
                                                                          July 30, 1994
                                                                          --------------
ASSETS

CURRENT ASSETS
Merchandise inventories, net of adjustment to last-in, first-out cost
   of $9,562                                                                   $ 82,265
Prepaid expenses and other current assets                                         2,943
                                                                               --------
     TOTAL CURRENT ASSETS                                                        85,208

DUE FROM AFFILIATES                                                              60,945
OTHER ASSETS                                                                         43
FIXED ASSETS                                                                     10,221
                                                                               --------
     TOTAL ASSETS                                                              $156,417
                                                                               ========

LIABILITIES AND NET INVESTMENT IN DIVISION

CURRENT LIABILITIES
Trade accounts payable                                                         $ 21,061
Employee compensation and benefits                                                2,888
Accrued sales, personal property and real estate taxes                            3,422
Income taxes                                                                        (24)
Deferred income taxes                                                             1,426
Other accrued expenses                                                            3,343
                                                                               --------
     TOTAL CURRENT LIABILITIES                                                   32,116

OTHER LIABILITIES                                                                 1,175
DEFERRED INCOME TAXES                                                               (35)

NET INVESTMENT IN DIVISION                                                      123,161
                                                                               --------
     TOTAL LIABILITIES AND NET INVESTMENT IN DIVISION                          $156,417
                                                                               ========


See notes to financial statements.





                                      F-1

                   CLOTH WORLD DIVISION OF BROWN GROUP, INC.
         CONDENSED STATEMENTS OF INCOME AND NET INVESTMENT IN DIVISION
                                  (Unaudited)



Thousands

                                                        Six Months Ended
                                                ------------------------------
                                                July 30, 1994   July 31, 1993
                                                -------------   -------------
NET SALES                                       $     103,525   $     108,358
Cost of goods sold                                     55,644          56,594
                                                -------------   -------------

Gross profit                                           47,881          51,764
                                                -------------   -------------

Selling and administrative expenses                    47,536          49,560
Interest expense                                          152             154
Other expense (income) -- net                            (188)             22
                                                -------------   -------------
                                                       47,500          49,736
                                                -------------   -------------

EARNINGS BEFORE INCOME TAXES                              381           2,028

Income taxes                                              (42)            727
                                                -------------   -------------

NET EARNINGS                                    $         423   $       1,301
                                                =============   =============


BEGINNING NET INVESTMENT IN DIVISION            $     122,738   $     119,555
                                                -------------   -------------

ENDING NET INVESTMENT IN DIVISION               $     123,161   $     120,856
                                                =============   =============



See notes to financial statements.





                                      F-2

                   CLOTH WORLD DIVISION OF BROWN GROUP, INC.
                       CONDENSED STATEMENTS OF CASH FLOW
                                  (Unaudited)


Thousands
                                                                  Six Months Ended
                                                         ---------------------------------
                                                         July 30, 1994       July 31, 1993
                                                         -------------       -------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES            $ 4,506            $(6,839)

INVESTING ACTIVITIES:
Capital expenditures                                         (1,041)            (1,329)
                                                            -------            -------

NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES             (1,041)            (1,329)
                                                            -------            -------

FINANCING ACTIVITIES:
Net change in due from affiliates                            (3,465)             8,168
                                                            -------            -------

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES             (3,465)             8,168
                                                            -------           --------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  0                  0

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                    0                  0
                                                            -------           --------

CASH AND CASH EQUIVALENTS AT END OF YEAR                    $     0           $      0
                                                            =======           ========

See notes to financial statements.





                                      F-3

NOTES TO CONDENSED FINANCIAL STATEMENTS


NOTE A  - BASIS OF PRESENTATION

The accompanying condensed financial statements have been prepared in accordance with generally accepted accounting principles and reflect all adjustments which management believes necessary (which include only normal recurring accruals and the effect on LIFO inventory valuation of estimated annual inflationary cost increases and year-end inventory levels) to present fairly the results of operations. These statements, however, do not include all information and footnotes necessary for a complete presentation of financial position, results of operations and cash flow in conformity with generally accepted accounting principles.

The Division's business is subject to seasonal influences, and interim results may not necessarily be indicative of the results which may be expected for any other interim period or for the year as a whole.

For further information refer to the financial statements and footnotes for the Cloth World Division of Brown Group, Inc. for the period ended January 29, 1994 included herein.


NOTE B - INVENTORIES

All inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) method. If the first-in, first-out (FIFO) cost method had been used, inventories would have been $9,562,000 higher at July 30, 1994.


NOTE C - SALE OF CLOTH WORLD

On August 25, 1994, Brown Group, Inc., announced an agreement to sell substantially all of the assets, net of certain liabilities to be assumed, of its Cloth World Division to Fabri-Centers of America, Inc. The transaction was completed on October 2, 1994.





                                      F-4

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Brown Group, Inc.

We have audited the accompanying balance sheets of the Cloth World Division of Brown Group, Inc. as of January 29, 1994 and January 30, 1993, and the related statements of income and net investment in division, and cash flows for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Cloth World Division of Brown Group, Inc. at January 29, 1994 and January 30, 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



St. Louis, Missouri                                 ERNST & YOUNG LLP
November 21, 1994





                                      F-5

                   CLOTH WORLD DIVISION OF BROWN GROUP, INC.
                                 BALANCE SHEETS

Thousands



                                                                          January 29, 1994     January 30, 1993
                                                                          ----------------     ----------------
ASSETS

CURRENT ASSETS
Cash                                                                       $      (1,639)       $      (3,912)
Merchandise inventories, net of adjustment to last-in, first-out cost
   of $9,184 in 1993 and $10,135 in 1992                                          85,827               76,326
Prepaid expenses and other current assets                                          3,492                3,655
                                                                           -------------        -------------
     TOTAL CURRENT ASSETS                                                         87,680               76,069

DUE FROM AFFILIATES                                                               57,480               64,485
OTHER ASSETS                                                                          42                   39
FIXED ASSETS                                                                      11,029               11,416
                                                                           -------------        -------------
     TOTAL ASSETS                                                          $     156,231        $     152,009
                                                                           =============        =============
LIABILITIES AND NET INVESTMENT IN DIVISION

CURRENT LIABILITIES
Trade accounts payable                                                     $      20,711        $      17,856
Employee compensation and benefits                                                 3,248                3,416
Accrued sales, personal property, and real estate taxes                            3,080                3,180
Deferred income taxes                                                              1,426                1,272
Facilities closing reserves                                                        1,035                1,994
Income taxes                                                                         178                  455
Other accrued expenses                                                             2,695                3,077
                                                                           -------------        -------------
     TOTAL CURRENT LIABILITIES                                                    32,373               31,250

OTHER LIABILITIES                                                                  1,155                1,111
DEFERRED INCOME TAXES                                                                (35)                  93
NET INVESTMENT IN DIVISION                                                       122,738              119,555
                                                                           -------------        -------------
     TOTAL LIABILITIES AND NET INVESTMENT IN DIVISION                      $     156,231        $     152,009
                                                                           -------------        -------------


See notes to financial statements.





                                      F-6

                   CLOTH WORLD DIVISION OF BROWN GROUP, INC.
              STATEMENTS OF INCOME AND NET INVESTMENT IN DIVISION


Thousands

                                                  1993            1992
                                                ---------       ---------
NET SALES                                       $ 224,066       $ 223,907
Cost of goods sold                                118,756         117,546
                                                ---------       ---------

Gross profit                                      105,310         106,361
                                                ---------       ---------

Selling and administrative expenses               100,775          98,254
Interest expense                                      257             561
Other expense (income) -- net                          24            (394)
                                                ---------       ---------
                                                  101,056          98,421
                                                ---------       ---------

EARNINGS BEFORE INCOME TAXES                        4,254           7,940

Income taxes                                        1,071           2,351
                                                ---------       ---------

NET EARNINGS                                    $   3,183       $   5,589
                                                =========       =========



BEGINNING NET INVESTMENT IN DIVISION            $  119,555      $ 113,966
                                                ----------      ---------

ENDING NET INVESTMENT IN DIVISION               $  122,738      $ 119,555
                                                ==========      =========



See notes to financial statements.





                                      F-7

                   CLOTH WORLD DIVISION OF BROWN GROUP, INC.
                            STATEMENTS OF CASH FLOW

Thousands

                                                                    1993        1992
                                                                  ---------   ---------
OPERATING ACTIVITIES
Net earnings                                                      $   3,183   $   5,589
Adjustments to reconcile net earnings to net cash provided
   (used) by operating activities:
   Depreciation and amortization                                      2,947       2,793
   Loss on disposition of fixed assets                                  368         132
   Changes in operating assets and liabilities:
     Inventories                                                     (9,501)     (1,915)
     Prepaid expenses and other current assets                          163        (907)
     Trade accounts payable and accrued expenses                      1,246       3,092
     Income taxes                                                      (277)        828
     Other, net                                                         200        (191)
                                                                  ---------   ---------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                     (1,671)      9,421

INVESTING ACTIVITIES
Capital expenditures                                                 (3,061)     (4,664)
                                                                  ---------   ---------

NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES                     (3,061)     (4,664)
                                                                  ---------   ---------

FINANCING ACTIVITIES
Net change in due from affiliates                                     7,005      (5,271)
                                                                  ---------   ---------

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                      7,005      (5,271)
                                                                  ---------   ---------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      2,273        (514)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                       (3,912)     (3,398)
                                                                 ----------   ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR                          $  (1,639)  $  (3,912)
                                                                  =========   =========

See notes to financial statements.





                                      F-8

NOTES TO FINANCIAL STATEMENTS



NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements include the accounts of the Cloth World Division (the Division) of Brown Group, Inc. The Division is a 342-store chain of retail stores featuring quality apparel fabrics, home decorating, soft crafts, and sewing supplies at competitive prices.

On August 25, 1994, Brown Group, Inc., announced an agreement to sell substantially all of the assets, net of certain liabilities to be assumed, of its Cloth World Division to Fabri-Centers of America, Inc. The transaction was completed on October 2, 1994.

ACCOUNTING PERIOD

The Division's fiscal year is the 52 or 53 week period ending the Saturday nearest to January 31. Fiscal years 1993 and 1992 ended on January 29, 1994 and January 30, 1993, respectively. Fiscal years 1993 and 1992 each included 52 weeks.

INVENTORIES

All inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) method. If the first-in, first-out (FIFO) cost method had been used, inventories would have been $9,184,000 and $10,135,000 higher at January 29, 1994 and January 30, 1993, respectively.

FIXED ASSETS

Fixed assets are stated at cost and consist primarily of leasehold improvements and fixtures. Depreciation and amortization of fixed assets are provided over the estimated useful lives of the assets, or the remaining term of leases where applicable, using the straight-line method.

INCOME TAXES

Provision is made for the tax effects of timing differences between financial and tax reporting. These differences relate principally to depreciation and inventory.

PREOPENING AND CLOSING EXPENSES

Preopening expenses of new facilities are charged to operations when incurred. Costs of closing facilities, including capital asset disposition losses, and lease termination costs, are accrued when management makes the decision to close such facilities.


                                      F-9

NOTE 2:  TRANSACTIONS WITH AFFILIATES

Due from affiliates consists of a noninterest-bearing receivable from Brown Group, Inc., and represents the net accumulated balance resulting from various transactions between the Division and Brown Group, Inc. The balance is primarily the result of the Division's participation in a central cash management program, under which all cash receipts are remitted to Brown Group,
Inc., and all cash disbursements are funded by Brown Group, Inc.   In addition,
it reflects certain costs charged to the Division for which no cash is transferred. These costs include income tax payments, employee benefits, insurance, and administrative services.

Brown Group, Inc., charges the Division for various insurance and employee benefit programs sponsored by Brown Group, Inc. in which the Division and its employees participate. These charges totaled $6,845,153 and $5,845,313 in 1993 and 1992, respectively. The benefit plans include health and life insurance, pension, savings, and postretirement and postemployment; see Note 3 for a description of some of these plans. Insurance programs include casualty, workers' compensation, property, and umbrella coverage.

Additionally, Brown Group, Inc., provides the Division with various administrative services, for which the Division is charged associated costs based upon approximate usage of these services. The administrative services provided include payroll and tax accounting, risk management, distribution, employee benefit management, administrative offices facility management, and certain computer services. Charges for these services totaled $1,944,725 and
$2,084,460 in 1993 and 1992, respectively.   Such charges may not be
representative of administrative expenses that would be incurred if the Division operated as a stand-alone company.

Included in fixed assets is an allocated portion of Brown Group, Inc.'s office building, in which the Division's administrative offices are located. The net amount allocated to the Division is based upon square footage occupied and was $1,116,000 in 1993 and $1,173,000 in 1992, the related expenses for which are included in the administrative services charge above.


NOTE 3: RETIREMENT AND OTHER BENEFIT PLANS

PENSIONS

Substantially all full-time employees of the Division are covered under several noncontributory pension plans sponsored by Brown Group, Inc. Plans covering salaried and management employees provide pension benefits that are based on the employee's highest consecutive five years of compensation during the ten years before retirement. Plans covering hourly employees generally provide benefits of stated amounts for each year of service. Brown Group, Inc.'s funding policy for all plans is to make the minimum annual contributions required by applicable regulations.

                                      F-10

The following table sets forth Brown Group, Inc.'s plans' funded status at the December 31, 1993 and 1992 measurement dates, and amounts recognized in Brown Group, Inc.'s Balance Sheet at January 29, 1994 and January 30, 1993, as this information is not practical to accumulate for the Division alone (in thousands):

                                                            1993       1992
                                                          --------   --------
Actuarial present value of benefit obligations:

   Vested benefit obligations                             $118,243   $114,982
                                                          ========   ========
   Accumulated benefit obligations                        $123,289   $118,025
                                                          ========   ========
   Projected benefit obligations                          $138,930   $133,422
   Plan assets at fair value                               188,338    175,662
                                                          --------   --------
   Excess of plan assets over
     projected benefit obligation                           49,408     42,240
   Unrecognized net gain                                   (20,420)   (10,617)
   Unrecognized prior service costs                          7,123      4,695
   Unrecognized net transition assets                       (7,015)   (10,067)
                                                          --------   --------
   Net pension asset recognized in the balance sheet       $29,096   $ 26,251
                                                          ========   ========
Actuarial assumptions used were as follows:

   Discount rate                                             7.25%       7.5%
   Expected return on plan assets                             9.5%       9.5%
   Compensation increase                                      5.0%       5.0%


Pension plan assets are invested primarily in listed stocks and bonds. The plan assets are valued using the current market value for bonds and a five-year moving average for equities.

Prior service costs are amortized over the average remaining service period of employees expected to receive benefits under the plan.

The Division realized pension income of $48,000 in 1993 and $90,000 in 1992. No pension asset has been recognized in the balance sheet of the Division.


SAVINGS PLAN

All management and full-time office employees of the Division are eligible to participate in a defined contribution 401(k) plan sponsored by Brown Group, Inc. The plan covers salaried, management, and certain hourly employees who have one year of service and who



                                      F-11
are 21 years of age. Division contributions represent a partial matching of employee contributions generally up to a maximum of 3.5% of the employee's salary. The Division's expense for this plan was $264,000 in 1993 and $257,000 in 1992.


NOTE 4: INCOME TAXES
- - --------------------

INCOME TAXES

The Division is included in Brown Group, Inc.'s consolidated federal income tax return for all periods presented. Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which Brown Group, Inc., adopted in fiscal 1991. SFAS No. 109 requires the adjustment of previously deferred taxes for changes in tax rates under the liability method. The accompanying financial statements reflect income tax expense based on a tax sharing arrangement between the companies. Under the arrangement, the income tax provision reflects the financial consequences of all income, deductions, and credits which can be utilized on a separate return basis or in consolidation with Brown Group, Inc., and which are assured of realization.

The components of income tax expense (benefit) are as follows (in thousands):


                                                         1993        1992
                                                      ---------   ---------
   FEDERAL
     Current payable                                  $   1,684   $   2,778
     Deferred                                                75         (15)
                                                      ---------   ---------
                                                          1,759       2,763

   STATE                                                   (688)       (412)
                                                      ---------   ---------

   TOTAL INCOME TAX EXPENSE                           $   1,071   $   2,351
                                                      =========   =========



Cash payments of income taxes, made on behalf of the Division by Brown Group, Inc., for fiscal 1993 and 1992 were $1,387,834 and $2,393,001, respectively.

The differences between the income tax expense (benefit) reflected in the financial statements and the amounts calculated at the federal statutory income tax rate of 35% in 1993 and 34% in 1992 are as follows (in thousands):





                                      F-12

                                                             1993       1992
                                                          ---------   ---------
   Income taxes at statutory rate                          $  1,489   $   2,700
   State income taxes, net of federal tax benefit              (447)       (272)
   Effect of revaluation of net deferred tax liabilities
     due to 1993 increase in federal tax rate from
     34% to 35%                                                  43         --
   Other                                                        (14)        (77)
                                                           --------   ---------
                                                           $  1,071   $   2,351
                                                           ========   =========


Significant components of the Division's deferred income tax assets and liabilities are as follows (in thousands):

                                                             1993       1992
                                                          ---------   ---------
   DEFERRED TAX ASSETS
     Employee benefits, compensation, and insurance        $    412   $     319
     Inventory capitalization and inventory reserves            689         392
     Store closing reserves                                     380         661
     Other                                                       61           6
                                                           --------   ---------
        TOTAL DEFERRED TAX ASSETS                             1,542       1,378

   DEFERRED TAX LIABILITIES
     Excess depreciation                                       (288)       (344)
     LIFO inventory valuation                                (2,502)     (2,334)
     Other                                                     (143)        (65)
                                                           --------   ---------
        TOTAL DEFERRED TAX LIABILITIES                       (2,933)     (2,743)
                                                           --------   ---------
   NET DEFERRED TAX LIABILITY                              $ (1,391)  $  (1,365)
                                                           ========   =========



No valuation reserve has been provided for these deferred tax assets at January 29, 1994 as full realization of these assets is expected.





                                      F-13

NOTE 5:  FIXED ASSETS
- - ---------------------

Fixed assets consist of the following (in thousands):

                                                              January 29,       January 30,
                                                                 1994              1993
                                                              -----------       -----------
        Land                                                   $      20         $       20
        Buildings and leasehold improvements                      11,854             10,968
        Machinery and equipment                                   22,875             22,473
                                                               ---------          ---------
                                                                  34,749             33,461

        Allowances for depreciation  and amortization            (23,720)           (22,045)
                                                               ---------          ---------
                                                               $  11,029          $  11,416
                                                               =========          =========



NOTE 6: LEASES
- - --------------

The Division leases substantially all of its retail locations and certain other equipment and facilities. Approximately two-thirds of the retail store leases are subject to renewal options for varying periods.

In addition to minimum rental payments, certain of the retail store leases require contingent payments based on sales levels.

Rent expense from operations for operating leases amounted to (in thousands):

                                                                  1993              1992
                                                               ---------          ---------
        Minimum payments                                       $  18,184          $  17,614
        Contingent payments                                          113                112
                                                               ---------          ---------
                                                               $  18,297          $  17,726
                                                               =========          =========


Rent expense has been reduced by rental income from subleases of $99,000 in 1993 and $152,000 in 1992.





                                      F-14

Future minimum payments under noncancelable operating leases with an initial term of one year or more were as follows at January 29, 1994 (in thousands):

                                                  Operating
                                                    Leases
                                                  ---------
                 1994                              $ 17,518
                 1995
                                                     16,378
                 1996
                                                     14,712
                 1997
                                                     12,604
                 1998
                                                     10,275
                 Thereafter                          29,905
                                                   --------
                 Total minimum lease payments      $101,392
                                                   ========





                                      F-15

            INTRODUCTION TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

                 On October 2, 1994, the Company acquired substantially all of the assets of Cloth World, a division of Brown Group Inc. ("Cloth World") for approximately $100 million in cash and the assumption of certain liabilities. The final purchase price is subject to post-closing adjustments. The funds used to acquire Cloth World were provided by internally generated funds and borrowings under the credit facility. The acquisition has been recorded using the purchase method, and accordingly, the results of operations of Cloth World have been included in the Company's consolidated financial statements since the date of acquisition. The purchase price allocation has been based on preliminary estimates which may be revised at a later date; however, the effect of any revisions on the results of operations would not be material.

                 The unaudited Pro Forma Combined Balance Sheet as of July 30, 1994 gives effect to material events that are directly attributable to the acquisition as if it had occurred on July 30, 1994. The unaudited Pro Forma Combined Statements of Income for the twenty-six weeks ended July 30, 1994 and the fiscal year ended January 29, 1994 give effect to material events that are directly attributable to the acquisition as if it had occurred on January 31, 1993.

                 The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the Cloth World acquisition been consummated at the beginning of the periods presented. In addition, they are not intended to be a projection of future results and do not reflect synergies that might be achieved from combined operations.





                                      P-1

FABRI-CENTERS OF AMERICA, INC.
PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
AS OF JULY 30, 1994
(THOUSANDS OF DOLLARS)


                                                FABRI-CENTERS
                                                 OF AMERICA        CLOTH WORLD        PRO FORMA           PRO FORMA
                                                 HISTORICAL        HISTORICAL        ADJUSTMENTS          COMBINED
                                                -------------      -----------       -----------          ---------
ASSETS
Current assets:
    Cash                                        $     6,082       $       --         $      171 (A)      $    6,253
    Merchandise inventories                         239,406           82,265             10,300 (B)         331,971
    Prepaid expenses and other current assets         9,045            2,943                (31)(A)          11,957
    Deferred income taxes                             7,936               --                705 (E)           8,641
                                                -----------       ----------         ----------          ----------
Total current assets                                262,469           85,208             11,145             358,822

Property and equipment, net                          74,647           10,221               (671)(A)          84,197

Due from Affiliates                                      --           60,945            (60,945)(A)              --
Mortgage receivable                                   7,802               --                 --               7,802
Other assets                                          8,620               43                 --               8,663
                                                -----------       ----------         ----------          ----------
Total assets                                    $   353,538       $  156,417         $  (50,471)         $  459,484
                                                ===========       ==========         ==========          ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                            $    77,384           21,061             (2,177)(A)          96,268
    Accrued expenses                                  9,525            9,629             (3,037)(A)          25,317
                                                                                          9,200 (C)
    Deferred income taxes                                --            1,426             (1,426)(A)              --
                                                -----------       ----------         ----------          ----------
Total current liabilities                            86,909           32,116              2,560             121,585

Long-term debt                                       57,900               --             69,390 (D)         127,290
Convertible subordinated debentures                  56,983               --                 --              56,983
Deferred income taxes                                 8,499              (35)                35 (A)           9,204
                                                                                            705 (E)
Other long-term liabilities                              97            1,175                 --               1,272

Investment in Division                                               123,161           (123,161)(A)              --
Shareholders' equity                                143,150               --                 --             143,150
                                                -----------       ----------         ----------          ----------
Total liabilities and shareholders' equity      $   353,538       $  156,417         $  (50,471)         $  459,484
                                                ===========       ==========         ==========          ==========





See Notes to Pro Forma Combined Financial Statements





                                      P-2

FABRI-CENTERS OF AMERICA, INC.
Pro Forma Combined Statements of Income (Unaudited)
For the Twenty-Six Weeks Ended July 30, 1994
(Thousands of dollars, except share and per share data)



                                                              Fabri-Centers
                                                                of America      Cloth World       Pro Forma        Pro Forma
                                                                Historical       Historical      Adjustments        Combined
                                                               ------------     ------------     ------------     ------------
Net sales                                                      $    245,527     $    103,525      $                $    349,052

Costs and expenses:
   Cost of goods sold                                               140,392           55,644                            196,036
   Selling, general and administrative expenses                     112,390           47,348                            159,738
   Interest expense, net                                              3,241              152            1,761 (F)         5,154
                                                               ------------     ------------      -----------      ------------
                                                                    256,023          103,144            1,761           360,928
                                                               ------------     ------------      -----------      ------------

Earnings (loss) from continuing operations before income
    taxes and cumulative effect of accounting change                (10,496)             381           (1,761)          (11,876)
Income tax benefit                                                   (4,041)             (42)            (489)(G)        (4,572)
                                                               ------------     ------------      -----------      ------------
Earnings (loss) from continuing operations before
    cumulative effect of accounting change                     $     (6,455)    $        423           (1,272)           (7,304)
                                                               ============     ============      ===========      ============
Earnings (loss) per common share from continuing
    operations before cumulative effect of
    accounting change                                          $      (0.69)                                       $      (0.78)
                                                               ============                                        ============

Average shares and equivalents outstanding                        9,316,779                                           9,316,779




See Notes to Pro Forma Combined Financial Statements





                                      P-3

FABRI-CENTERS OF AMERICA, INC.
PRO FORMA COMBINED STATEMENTS OF INCOME (UNAUDITED)
FOR THE YEAR ENDED JANUARY 29, 1994
(THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)



                                                         FABRI-CENTERS
                                                          OF AMERICA         CLOTH WORLD        PRO FORMA          PRO FORMA
                                                          HISTORICAL         HISTORICAL        ADJUSTMENTS         COMBINED
                                                         -------------       ----------        ----------          ----------
Net sales                                                $     582,071       $  224,066        $                   $  806,137

Costs and expenses:
   Cost of goods sold                                          329,950          118,756                               448,706
   Selling, general and administrative expenses                235,439          100,799                               336,238
   Interest expense, net                                         5,547              257             3,060 (F)           8,864
                                                         -------------       ----------        ----------          ----------
                                                               570,936          219,812             3,060             793,808
                                                         -------------       ----------        ----------          ----------

Earnings from continuing operations before income
    taxes and cumulative effect of accounting change            11,135            4,254            (3,060)             12,329
Income tax provision                                             4,176            1,071              (624)(G)           4,623
                                                         -------------       ----------        ----------          ----------

Earnings from continuing operations before
    cumulative effect of accounting change               $       6,959       $    3,183            (2,436)              7,706
                                                         =============       ==========        ==========          ==========

Earnings per common share from continuing
    operations before cumulative effect
    of accounting change                                 $        0.75                                             $     0.83
                                                         =============                                             ==========
Average shares and equivalents outstanding                   9,284,521                                              9,284,521




See Notes to Pro Forma Combined Financial Statements





                                      P-4

               NOTES TO PRO FORMA  COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)


(A) Represents adjustments to record the assets acquired and liabilities assumed by the Company.

(B) Represents an adjustment to write-up Cloth World's merchandise inventories from the historical LIFO book value to preliminary estimates of fair market value.

(C) Represents adjustments to provide primarily for the liquidation and closing of selected Cloth World stores, as well as, estimated costs of discontinuing the use of the Brown
                 Group, Inc. distribution facility.

(D) Represents the estimated cash portion of the purchase price plus related acquisition costs.

(E) Represents adjustments to deferred income taxes to account for the difference between the estimated book and tax basis of net assets.

(F) Represents an adjustment to interest expense related to estimated incremental borrowings, as a result of the acquisition.

(G) Represents an adjustment to income taxes on combined pro forma earnings.





                                      P-5

                                 PAGE 24 OF 126